Exhibit 99.1

PRESS RELEASE

AbbVie Reports Second-Quarter 2017 Financial Results

•	Reports Second-Quarter Diluted EPS of $1.19 on a GAAP Basis; Adjusted Diluted EPS of $1.42, Reflecting Growth of 12.7 Percent

•	Delivers Second-Quarter Net Revenues of $6.944 Billion; Adjusted Net Revenues Increased 8.9 Percent on an Operational Basis

•
Second-Quarter Global Humira Sales of $4.716 Billion Increased 13.7 Percent on a Reported Basis, or 14.9 Percent on an Operational Basis; Second-Quarter U.S. Humira Sales of $3.201 Billion Increased 18.0 Percent

•	Second-Quarter Global IMBRUVICA Net Revenues Were $626 Million, an Increase of 42.6 Percent

•	Confirms 2017 GAAP Diluted EPS Guidance Range of $4.55 to $4.65; 2017 Adjusted Diluted EPS Guidance Range of $5.44 to $5.54, Representing Growth of 13.9 Percent at the Midpoint

NORTH CHICAGO, Ill., July 28, 2017 – AbbVie (NYSE:ABBV) announced financial results for the second quarter ended June 30, 2017.

“We are pleased with the continued strength of our business. Our second quarter financial results reflected strong commercial and operational execution,” said Richard A. Gonzalez, chairman and chief executive officer, AbbVie. “We also remain very encouraged about the recent progress we’ve made with our late-stage pipeline, including strong results from a registrational trial of our selective JAK1 inhibitor, upadacitinib. We look forward to seeing data from numerous additional pivotal studies in the second half.”

Second-Quarter Results

•
Worldwide net revenues were $6.944 billion in the second quarter, up 7.6 percent year-over-year, on a GAAP basis. On an operational basis, adjusted net revenues increased 8.9 percent, excluding a 0.9 percent unfavorable impact from foreign exchange.

•
Global HUMIRA sales increased 13.7 percent on a reported basis, or 14.9 percent operationally, excluding a 1.2 percent unfavorable impact from foreign exchange. In the U.S., HUMIRA sales grew 18.0 percent in the quarter. Internationally, HUMIRA sales grew 9.1 percent, excluding a 3.6 percent unfavorable impact from foreign exchange.

•	Second-quarter global IMBRUVICA net revenues were $626 million, with U.S. sales of $528 million and international profit sharing of $98 million for the quarter, reflecting growth of 42.6 percent.

•	On a GAAP basis, the gross margin ratio in the second quarter was 78.0 percent. The adjusted gross margin ratio was 82.3 percent.

Second-Quarter Results (continued)

•	On a GAAP basis, selling, general and administrative expense was 21.7 percent of net revenues. The adjusted SG&A expense was 20.2 percent of net revenues.

•	On a GAAP basis, research and development expense was 17.6 percent of net revenues. The adjusted R&D expense was 17.5 percent, reflecting funding actions supporting all stages of our pipeline.

•	On a GAAP basis, the operating margin in the second quarter was 38.5 percent. The adjusted operating margin was 44.6 percent.

•	On a GAAP basis, net interest expense was $253 million. On a GAAP basis, the tax rate in the quarter was 18.6 percent. The adjusted tax rate was 19.3 percent.

•	Diluted EPS in the second quarter was $1.19 on a GAAP basis. Adjusted diluted EPS, excluding intangible asset amortization expense and other specified items, was $1.42, up 12.7 percent.

Key Events from the Second Quarter

•
AbbVie announced positive top-line results from a Phase 3 clinical trial of upadacitinib (ABT-494), an investigational oral JAK1-selective inhibitor, in patients with moderate to severe rheumatoid arthritis. Results from the SELECT-NEXT study, which evaluated upadacitinib in patients who did not adequately respond to treatment with conventional synthetic DMARDs, showed that after 12 weeks of treatment, both doses of upadacitinib (15 mg and 30 mg) met the study's primary endpoints of ACR20 and low disease activity. Key secondary endpoints were also achieved and included ACR50, ACR70 and clinical remission. The safety profile was consistent with that observed in the upadacitinib Phase 2 clinical trials, and no new safety signals were detected. Detailed study results will be presented at an upcoming medical conference.

•
AbbVie presented data on upadacitinib and risankizumab, an investigational IL-23 inhibitor being developed in collaboration with Boehringer Ingelheim, at the annual Digestive Disease Week (DDW) conference. These data included positive results from CELEST, a Phase 2 study evaluating upadacitinib in adult patients with moderately to severely active Crohn's disease, the majority of whom had previously failed two or more biologics. The CELEST study evaluated the safety and efficacy of multiple dosing regimens after 16 weeks of treatment, and demonstrated that significantly more patients achieved clinical remission and endoscopic remission after induction therapy with upadacitinib versus placebo. Additionally, AbbVie presented data from a Phase 2, open-label maintenance therapy study that demonstrated that after 52 weeks of treatment in patients with moderately to severely active Crohn's disease, risankizumab was effective in maintaining clinical and endoscopic remission and response in patients who were in clinical remission at week 26. The positive results from both studies support advancement of the upadacitinib and risankizumab Crohn’s disease programs to Phase 3.

•
AbbVie announced that the European Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA) has granted a positive opinion recommending marketing authorization of MAVIRET (glecaprevir/pibrentasvir, or G/P), an investigational, pan-genotypic treatment for adults with chronic HCV infection. If approved, MAVIRET will be a once-daily, ribavirin-free, 8-week option for patients without cirrhosis and who are new to treatment across all genotypes (GT1-6). This group comprises the majority of people living with HCV. MAVIRET would also be an additional HCV treatment option for patients with specific treatment challenges, such as those with compensated cirrhosis, chronic kidney disease and genotype 3 chronic HCV infection. The European Commission will review the CHMP opinion and a final decision is expected in the third quarter of 2017. AbbVie's next-generation regimen is also under priority review by the U.S. Food and Drug Administration (FDA) and the Japanese Ministry of Health, Labour, and Welfare, and the company anticipates regulatory approvals in the third quarter of 2017.

Key Events from the Second Quarter (continued)

•
AbbVie presented data on IMBRUVICA (ibrutinib) at the Annual Meeting of the American Society of Clinical Oncology in June. These data included long-term follow-up results from the pivotal Phase 3 RESONATE trial that showed a progression free survival rate of 59 percent in up to four years in patients with relapsed/refractory chronic lymphocytic leukemia/small lymphocytic leukemia (CLL/SLL) treated with ibrutinib, including those with high-risk disease. IMBRUVICA is jointly developed and commercialized with Janssen Biotech, Inc.

•
AbbVie announced results from an analysis of data pooled from three Phase 3 studies evaluating IMBRUVICA use in patients with high-risk CLL/SLL (RESONATE, RESONATE-2 and HELIOS), which were presented at the International Workshop on Chronic Lymphocytic Leukemia meeting. The results suggest that risk factors typically associated with poor clinical outcomes may be less important with ibrutinib treatment, and ibrutinib-treated patients with deletion 11q (a difficult-to-treat genomic abnormality) showed trends of longer progression free survival at 24 months and overall survival at 30 months.

•
The FDA granted Breakthrough Therapy Designation (BTD) for VENCLEXTA (venetoclax) in combination with low-dose cytarabine for untreated acute myeloid leukemia (AML) patients who are ineligible for intensive chemotherapy. This represents the second BTD for VENCLEXTA in AML, an aggressive blood cancer that, if left untreated, can progress quickly, and the fourth BTD overall for VENCLEXTA. VENCLEXTA is being developed by AbbVie and Genentech, a member of the Roche Group.

•
AbbVie, in cooperation with Neurocrine Biosciences, Inc., presented data at the World Congress on Endometriosis from two replicate Phase 3 studies, highlighting the efficacy and safety profile of elagolix, an investigational, orally administered gonadotropin-releasing hormone antagonist, in premenopausal women with endometriosis. Regulatory submission for elagolix is expected in the third quarter.

Full-Year 2017 Outlook

AbbVie is confirming its GAAP diluted EPS guidance for the full-year 2017 of $4.55 to $4.65. AbbVie expects to deliver adjusted diluted EPS for the full-year 2017 of $5.44 to $5.54, representing growth of 13.9 percent at the mid-point. The company’s 2017 adjusted diluted EPS guidance excludes $0.89 per share of intangible asset amortization expense and other specified items.

About AbbVie

AbbVie is a global, research-driven biopharmaceutical company committed to developing innovative advanced therapies for some of the world’s most complex and critical conditions. The company’s mission is to use its expertise, dedicated people and unique approach to innovation to markedly improve treatments across four primary therapeutic areas: immunology, oncology, virology and neuroscience.  In more than 75 countries, AbbVie employees are working every day to advance health solutions for people around the world. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on Twitter, Facebook or LinkedIn.
Conference Call

AbbVie will host an investor conference call today at 8:00 a.m. Central time to discuss our second-quarter performance. The call will be webcast through AbbVie’s Investor Relations website at investors.abbvie.com. An archived edition of the call will be available after 11:00 a.m. Central time.

Non-GAAP Financial Results

Financial results for 2017 and 2016 are presented on both a reported and a non-GAAP basis. Reported results were prepared in accordance with GAAP and include all revenue and expenses recognized during the period. Non-GAAP results adjust for certain non-cash items and for factors that are unusual or unpredictable, and exclude those costs, expenses, and other specified items presented in the reconciliation tables later in this release. AbbVie’s management believes non-GAAP financial measures provide useful information to investors regarding AbbVie’s results of operations and assist management, analysts, and investors in evaluating the performance of the business. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. The company’s 2017 financial guidance is also being provided on both a reported and a non-GAAP basis.

Forward-Looking Statements

Some statements in this news release are, or may be considered, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie’s operations is set forth in Item 1A, “Risk Factors,” of AbbVie’s 2016 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission. AbbVie undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Media:	Investors:
Adelle Infante	Liz Shea
(847) 938-8745	(847) 935-2211

Sharon Greenlees
(847) 935-0900

Todd Bosse
(847) 936-1182

AbbVie Inc.
Key Product Revenues
Quarter Ended June 30, 2017
(Unaudited)

				% Change vs. 2Q16
	Net Revenues (in millions)				International		Total
	U.S.	Int’l.	Total	U.S.	Operational	Reported	Operational	Reported
ADJUSTED NET REVENUES[a]	$4,646	$2,298	$6,944	13.3%	1.0%	(1.5)%	8.9%	8.0%
Humira	3,201	1,515	4,716	18.0	9.1	5.5	14.9	13.7
Imbruvica[b]	528	98	626	37.6	77.0	77.0	42.6	42.6
Viekira	26	199	225	(70.1)	(39.5)	(40.1)	(45.9)	(46.4)
Lupron	172	38	210	(3.5)	(2.9)	(4.8)	(3.5)	(3.8)
Creon	196	—	196	9.5	n/a	n/a	9.5	9.5
Synagis	—	40	40	n/a	(9.3)	(10.7)	(9.3)	(10.7)
Synthroid	193	—	193	2.3	n/a	n/a	2.3	2.3
AndroGel	154	—	154	(10.3)	n/a	n/a	(10.3)	(10.3)
Kaletra	19	91	110	(38.6)	(24.5)	(21.1)	(27.4)	(24.7)
Sevoflurane	19	85	104	(7.7)	(5.2)	(8.0)	(5.7)	(8.0)
Duodopa	14	67	81	76.3	8.2	4.5	16.0	12.7
Note: “Operational” growth reflects the percentage change over the prior year excluding the impact of exchange rate fluctuations.
n/a = not applicable

[a]
Adjusted net revenues exclude specified items. Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details. Percentage change is calculated using adjusted net revenues.

[b]	Reflects profit sharing for Imbruvica international revenues.

AbbVie Inc.
Key Product Revenues
Six Months Ended June 30, 2017
(Unaudited)

				% Change vs. 6M16
	Net Revenues (in millions)				International		Total
	U.S.	Int’l.	Total	U.S.	Operational	Reported	Operational	Reported
ADJUSTED NET REVENUES[a]	$8,698	$4,784	$13,482	14.5%	1.5%	(0.2)%	9.5%	8.8%
Humira	5,897	2,937	8,834	20.1	6.9	4.2	15.3	14.3
Imbruvica[b]	985	192	1,177	39.0	72.4	72.4	43.6	43.6
Viekira	64	424	488	(69.8)	(30.8)	(31.6)	(40.8)	(41.4)
Lupron	327	77	404	(1.0)	(1.6)	(1.9)	(1.1)	(1.2)
Creon	381	—	381	15.6	n/a	n/a	15.6	15.6
Synagis	—	340	340	n/a	(8.3)	(6.5)	(8.3)	(6.5)
Synthroid	385	—	385	4.0	n/a	n/a	4.0	4.0
AndroGel	290	—	290	(11.5)	n/a	n/a	(11.5)	(11.5)
Kaletra	38	187	225	(40.2)	(16.2)	(13.4)	(21.6)	(19.4)
Sevoflurane	37	174	211	(3.8)	(4.1)	(6.4)	(4.1)	(6.0)
Duodopa	28	133	161	80.2	10.0	6.6	17.9	14.8
Note: “Operational” growth reflects the percentage change over the prior year excluding the impact of exchange rate fluctuations.
n/a = not applicable

[a]
Adjusted net revenues exclude specified items. Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details. Percentage change is calculated using adjusted net revenues.

[b]	Reflects profit sharing for Imbruvica international revenues.

AbbVie Inc.
Consolidated Statements of Earnings
Quarter and Six Months Ended June 30, 2017 and 2016
(Unaudited) (In millions, except per share data)

	Second Quarter Ended June 30		Six Months Ended June 30
	2017	2016	2017	2016
Net revenues	$6,944	$6,452	$13,482	$12,410
Cost of products sold	1,528	1,405	3,144	2,774
Selling, general and administrative	1,504	1,466	2,872	2,821
Research and development	1,223	1,124	2,358	2,070
Acquired in-process research and development	15	70	15	80
Total operating cost and expenses	4,270	4,065	8,389	7,745

Operating earnings	2,674	2,387	5,093	4,665

Interest expense, net	253	225	500	425
Net foreign exchange loss	6	15	19	317
Other expense, net	62	51	135	51
Earnings before income tax expense	2,353	2,096	4,439	3,872
Income tax expense	438	486	813	908
Net earnings	$1,915	$1,610	$3,626	$2,964

Diluted earnings per share	$1.19	$0.98	$2.25	$1.81

Adjusted diluted earnings per share[a]	$1.42	$1.26	$2.70	$2.41

Weighted-average diluted shares outstanding	1,600	1,632	1,602	1,629

[a]	Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details.

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Quarter Ended June 30, 2017
(Unaudited) (In millions, except per share data)

1.     Specified items impacted results as follows:

	2Q17
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$2,353	$1,915	$1.19
Adjusted for specified items:
Intangible asset amortization	269	202	0.12
Milestones and other R&D expenses	8	8	0.01
Acquired IPR&D	15	15	0.01
Acquisition related costs	35	24	0.01
Change in fair value of contingent consideration	61	61	0.04
Litigation reserves	93	62	0.04
Other	3	2	—
As adjusted (non-GAAP)	$2,837	$2,289	$1.42
Milestones and other R&D expenses are associated with milestone payments for previously announced collaborations. Acquired IPR&D primarily reflects an upfront payment related to a licensing arrangement with a third party. Acquisition related costs primarily includes the amortization of the acquisition date fair value step-up for inventory related to the acquisition of Pharmacyclics. Other includes restructuring charges associated with streamlining global operations.

2. The impact of the specified items by line item was as follows:

	2Q17
	Cost of products sold	SG&A	R&D	Acquired IPR&D	Other expense, net
As reported (GAAP)	$1,528	$1,504	$1,223	$15	$62
Adjusted for specified items:
Intangible asset amortization	(269)	—	—	—	—
Milestones and other R&D expenses	—	—	(8)	—	—
Acquired IPR&D	—	—	—	(15)	—
Acquisition related costs	(26)	(5)	(3)	—	(1)
Change in fair value of contingent consideration	—	—	—	—	(61)
Litigation reserves	—	(93)	—	—	—
Other	(2)	(1)	—	—	—
As adjusted (non-GAAP)	$1,231	$1,405	$1,212	$—	$—

3. The adjusted tax rate for the second quarter of 2017 was 19.3 percent, as detailed below:

	2Q17
	Pre-tax income	Income taxes	Tax rate
As reported (GAAP)	$2,353	$438	18.6%
Specified items	484	110	22.7%
As adjusted (non-GAAP)	$2,837	$548	19.3%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Quarter Ended June 30, 2016
(Unaudited) (In millions, except per share data)

1.     Specified items impacted results as follows:

	2Q16
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$2,096	$1,610	$0.98
Adjusted for specified items:
Intangible asset amortization	181	144	0.09
Milestones and other R&D expenses	55	55	0.03
Acquired IPR&D	70	70	0.04
Acquisition related costs	145	122	0.08
Change in fair value of contingent consideration	41	41	0.02
Other	4	30	0.02
As adjusted (non-GAAP)	$2,592	$2,072	$1.26
Milestones and other R&D expenses are associated with milestone payments for previously announced collaborations. Acquired IPR&D primarily reflects upfront payments related to licensing arrangements with third parties. Acquisition related costs primarily includes compensation expense, financing and other costs associated with the acquisition of Stemcentrx and Boehringer Ingelheim compounds, as well as the amortization of the acquisition date fair value step-up for inventory related to the acquisition of Pharmacyclics. Other includes restructuring charges associated with streamlining global operations, a charge to increase tax reserves and milestone revenue under a previously announced collaboration.

2. The impact of the specified items by line item was as follows:

	2Q16
	Net revenues	Cost of products sold	SG&A	R&D	Acquired IPR&D	Other expense, net
As reported (GAAP)	$6,452	$1,405	$1,466	$1,124	$70	$51
Adjusted for specified items:
Intangible asset amortization	—	(181)	—	—	—	—
Milestones and other R&D expenses	—	—	—	(55)	—	—
Acquired IPR&D	—	—	—	—	(70)	—
Acquisition related costs	—	(46)	(15)	(72)	—	(12)
Change in fair value of contingent consideration	—	—	—	—	—	(41)
Other	(20)	(9)	(15)	—	—	—
As adjusted (non-GAAP)	$6,432	$1,169	$1,436	$997	$—	$(2)

3. The adjusted tax rate for the second quarter of 2016 was 20.1 percent, as detailed below:

	2Q16
	Pre-tax income	Income taxes	Tax rate
As reported (GAAP)	$2,096	$486	23.2%
Specified items	496	34	6.9%
As adjusted (non-GAAP)	$2,592	$520	20.1%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Six Months Ended June 30, 2017
(Unaudited) (In millions, except per share data)

1.     Specified items impacted results as follows:

	6M17
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$4,439	$3,626	$2.25
Adjusted for specified items:
Intangible asset amortization	540	405	0.25
Milestones and other R&D expenses	36	36	0.02
Acquired IPR&D	15	15	0.01
Acquisition related costs	73	49	0.03
Change in fair value of contingent consideration	146	145	0.09
Litigation reserves	93	62	0.04
Other	13	11	0.01
As adjusted (non-GAAP)	$5,355	$4,349	$2.70
Milestones and other R&D expenses are associated with milestone payments for previously announced collaborations. Acquired IPR&D primarily reflects an upfront payment related to a licensing arrangement with a third party. Acquisition related costs primarily includes the amortization of the acquisition date fair value step-up for inventory related to the acquisition of Pharmacyclics. Other includes restructuring charges associated with streamlining global operations.

2. The impact of the specified items by line item was as follows:

	6M17
	Cost of products sold	SG&A	R&D	Acquired IPR&D	Other expense, net
As reported (GAAP)	$3,144	$2,872	$2,358	$15	$135
Adjusted for specified items:
Intangible asset amortization	(540)	—	—	—	—
Milestones and other R&D expenses	—	—	(36)	—	—
Acquired IPR&D	—	—	—	(15)	—
Acquisition related costs	(52)	(14)	(5)	—	(2)
Change in fair value of contingent consideration	—	—	—	—	(146)
Litigation reserves	—	(93)	—	—	—
Other	(8)	(5)	—	—	—
As adjusted (non-GAAP)	$2,544	$2,760	$2,317	$—	$(13)

3. The adjusted tax rate for the first six months of 2017 was 18.8 percent, as detailed below:

	6M17
	Pre-tax income	Income taxes	Tax rate
As reported (GAAP)	$4,439	$813	18.3%
Specified items	916	193	21.0%
As adjusted (non-GAAP)	$5,355	$1,006	18.8%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Six Months Ended June 30, 2016
(Unaudited) (In millions, except per share data)

1.     Specified items impacted results as follows:

	6M16
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$3,872	$2,964	$1.81
Adjusted for specified items:
Intangible asset amortization	346	277	0.17
Milestones and other R&D expenses	70	70	0.04
Acquired IPR&D	80	80	0.05
Acquisition related costs	204	159	0.11
Change in fair value of contingent consideration	41	41	0.02
Venezuela devaluation loss	298	298	0.18
Other	44	57	0.03
As adjusted (non-GAAP)	$4,955	$3,946	$2.41
Milestones and other R&D expenses are associated with milestone payments for previously announced collaborations. Acquired IPR&D primarily reflects upfront payments related to licensing arrangements with third parties. Acquisition related costs primarily includes compensation expense, financing and other costs associated with the acquisition of Stemcentrx and Boehringer Ingelheim compounds, as well as the amortization of the acquisition date fair value step-up for inventory related to the acquisition of Pharmacyclics. Other includes a charge for the impairment of an intangible asset, restructuring charges associated with streamlining global operations, a charge to increase tax reserves and milestone revenue under a previously announced collaboration.

2. The impact of the specified items by line item was as follows:

	6M16
	Net revenues	Cost of products sold	SG&A	R&D	Acquired IPR&D	Net foreign exchange loss	Other expense, net
As reported (GAAP)	$12,410	$2,774	$2,821	$2,070	$80	$317	$51
Adjusted for specified items:
Intangible asset amortization	—	(346)	—	—	—	—	—
Milestones and other R&D expenses	—	—	—	(70)	—	—	—
Acquired IPR&D	—	—	—	—	(80)	—	—
Acquisition related costs	—	(91)	(20)	(81)	—	—	(12)
Change in fair value of contingent consideration	—	—	—	—	—	—	(41)
Venezuela devaluation loss	—	—	—	—	—	(298)	—
Other	(20)	(53)	(18)	7	—	—	—
As adjusted (non-GAAP)	$12,390	$2,284	$2,783	$1,926	$—	$19	$(2)

3. The adjusted tax rate for the first six months of 2016 was 20.4 percent, as detailed below:

	6M16
	Pre-tax income	Income taxes	Tax rate
As reported (GAAP)	$3,872	$908	23.4%
Specified items	1,083	101	9.4%
As adjusted (non-GAAP)	$4,955	$1,009	20.4%